ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (the “Agreement”) is executed as of May 22, 2017, by and between Dr. Baidvanath Mishra, an individual residing in _______________, __________ (“Assignor”), and PetLife Pharmaceuticals, Inc., a Nevada corporation, located at 38 West Main Street, Hancock, Maryland 21750 (“Assignee”).

WHEREAS, Assignor is one of the authors on the patent application titled “A Formulation for Targetting Cancer in Humans and Canines” filed on March 31, 2017 in the country of India with the Controller General of Patents, Designs & Trade Marks, Intellectual Property India, Docket No. 11277, as filed by Rakesh Prabhu, located at No. 2, Lavelle Road, Ref. No. / Application No. 201731011756 (the “India Patent”);

WHEREAS, Assignor is one of the authors on the provisional patent application titled “A Formulation for Targetting Cancer in Humans and Canines” filed on May 9, 2017 in the United States with the Patent and Trademark Office, filing number 62503347 (the “U.S. Patent”);

WHEREAS, the authors of the India Patent and the U.S. Patent are Dr. Ralph T. Salvagno, Dr. Vivekananda Ramana, and Dr. Baidvanath Mishra (collectively, the “Authors”);

WHEREAS, Assignor will be, along with the other authors, filing additional patent applications related to the intellectual property described in the Patent Application, and making and/or filing intellectual property claims relating to such intellectual property; and

WHEREAS, Assignor wishes to assign, on the terms and conditions set forth herein, his rights in the intellectual property, and Assignee wishes to accept such rights;

NOW THERFORE, for the payment of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. “IP” means the Patent Application and invention disclosures as described herein, issued patents resulting from such applications or invention disclosures, and all provisionals, divisions, continuations, substitutions, reissues, reexaminations, extensions, registrations, patent term extensions and renewals of the foregoing that disclose or relate to the intellectual property covered by the Patent Application and name (or, in accordance with patent law, should name) Assignor as an inventor.

2. Assignor hereby assigns, grants, bargains, sells, conveys, transfers and sets over unto Assignee all of the IP and all tangible and intangible assets and intellectual property rights relating to the same, including but not limited to, all registration rights with respect to the IP, all rights to prepare derivative marks, all goodwill and all other rights.

3. Assignor hereby warrants to Assignee and its successors and assigns that good and marketable title to the IP is hereby conveyed to Assignee, free and clear of all encumbrances, and Assignor agrees with Assignee and its successors and assigns that Assignor will warrant and forever defend such title so conveyed against all claims and contrary demands whatsoever.

4. Except as otherwise expressly set forth herein, Assignor makes no representation or warranty to Assignee regarding the IP, express or implied, including without limitation any warranty of merchantability or fitness for a particular purpose.

Assignor ______	Assignee ______

5. Assignor represents and warrants to Assignee:

(a) Assignor has the right, power and authority to enter into this Agreement;

(b) Assignor is one of the authors of the IP. Assignor is being named as an author of the IP due to his development of the IP;

(c) The IP is free of any liens, security interests, encumbrances or licenses;

(d) The IP does not infringe the rights of any person or entity;

(e) There are no claims, pending or threatened, with respect to Assignor’s rights in the IP;

(f) This Agreement is valid, binding and enforceable in accordance with its terms in all jurisdictions pertaining hereto; and

(g) Assignor is not subject to any agreement, judgment or order inconsistent with the terms of this Agreement.

6. Condition. The parties acknowledge that the Authors have personally paid in the aggregate approximately $90,000 (the “Author’s Paid Amount,” which the amount may change due to future expenditures, as needed) to third parties to develop the IP and file the India Patent and the U.S. Patent. The Author’s Paid Amount is not defined as to individual contribution and is treating the Author’s Paid Amount as a collective investment by the Authors for discussion purposes. The parties acknowledge that the Authors used their own capital as the Assignee did not have the necessary working capital required. In partial consideration for this Agreement, Assignee agrees to reimburse Assignor for the Assignor Paid Amount within six (6) months of the date hereof or the successful completion of Assignee’s procurement of $1,000,000 in funding from third parties unrelated to Assignor, whichever comes first. If Assignee does not reimburse Assignor as required hereby, Assignee will be obligated to compensate the Authors, as applicable, for tax payments caused by the use of working capital by the Authors, as applicable, for calendar years 2016 and 2017.

7. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect, except as mandated by the ruling.

8. Assignee agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

9. This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of the State of Nevada.

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Assignor ______	Assignee ______

ASSIGNOR:	ASSIGNEE:

DR. BAIDVANATH MISHRA	PETLIFE PHARMACEUTICALS, INC.

/s/ Baidvanath Mishra	/s/ Ralph T. Salvagno
Individually	By:	Ralph T. Salvagno
	Its:	Chairman

Assignor ______	Assignee ______